Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Hunt Global Resources, Inc. for the quarter ended March 31, 2012, I, George T. Sharp, the Chief Executive Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a) such Quarterly Report on Form 10-Q of Hunt Global Resources, Inc. for the quarter ended March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) the information contained in such Quarterly Report on Form 10-Q of Hunt Global Resources, Inc. for the quarter ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Hunt Global Resources, Inc.

Date: May 15, 2012 /s/ George T. Sharp George T. Sharp, Chairman of the Board and Chief Executive Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.